EXHBIT 91.1

FOR IMMEDIATE RELEASE
Berry Global CEO Tom Salmon to Retire at Year-End 2023
EVANSVILLE, Ind. – February 2, 2023 – Berry Global Group, Inc. (NYSE: BERY) (“Berry” or the “Company”), a leading supplier of packaging solutions for consumer goods and industrial products, announced today that Thomas “Tom” E. Salmon will retire as Chief Executive Officer and Chairman of the Board effective December 31, 2023. The Board, as part of its long-standing succession planning work, has engaged Spencer Stuart, a leading executive search firm, to assist with the identification of a successor, considering both internal and external candidates.
“I am extremely proud of all that our talented team has accomplished as we continue to execute our strategy and trailblaze the industry by developing sustainable and innovative packaging, even during a period of unprecedented global disruption,” Salmon said. “Thanks to the continued hard work and dedication of the entire organization, I am confident the Company is well-positioned to continue to deliver significant value for all stakeholders.”
“Under Tom’s outstanding leadership, Berry has achieved record results, established the industry’s most diversified and expansive manufacturing footprint, bolstered our portfolio with sustainability-focused investments in emerging markets, and consistently delivered for customers,” said Berry Lead Independent Director Stephen E. Sterrett. “Our primary goal in the CEO search process will be to identify a strong leader to build on Tom’s legacy, one who shares Berry’s core values and who will continue the Company’s momentum. We look forward to Tom’s continued leadership in the year ahead and fully expect a seamless transition.”
First Quarter 2023 Financial Results and Conference Call
In a separate press release issued today, Berry released its financial results for the first quarter 2023. Berry will hold a conference call to discuss these results and company performance at 10 a.m. Eastern Time today, February 2. The live webcast can be accessed on the Company’s website at https://ir.berryglobal.com/financials.
About Berry
At Berry Global Group, Inc. (NYSE:BERY), we create innovative packaging and engineered products that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry leading talent of 46,000 global employees across more than 265 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or Twitter.

Forward-Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.
Our actual results may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including transactional and translational foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall global economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business, including as a result of the Russia-Ukraine conflict; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to weather-related events and longer-term climate change patterns; (10) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (11) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (12) risks related to future write-offs of substantial goodwill; (13) risks of competition, including foreign competition, in our existing and future markets; (14) risks related to market conditions associated with our share repurchase program; (15) risks related to market disruptions and increased market volatility as a result of Russia’s invasion of Ukraine; and (16) the other factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Contacts
Investor Contact:
Dustin Stilwell
+1 812.306.2964
ir@berryglobal.com
Media Contact:
Amy Waterman
+1 812.306.2435
amywaterman@berryglobal.com